UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 13, 2007

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On April 13, 2007, Great Lakes Dredge & Dock Company, LLC, (“Great Lakes LLC”) a subsidiary of Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”), signed a definitive agreement (the “Agreement”) with Weeks Marine, Inc. (“Weeks”). The terms of the Agreement with Weeks provides for Great Lakes LLC to purchase from Weeks the “Beachbuilder”, a large hydraulic dredge, for $13.3 million and assign to Weeks the Asset Purchase Agreement dated April 10, 2007 between Great Lakes LLC and Bean Meridian L.L.C., an affiliate of C.F. Bean L.L.C. (“Bean”) pursuant to which Great Lakes LLC has the right to purchase the hydraulic dredge “Meridian” and its attendant plant.  The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.  Other Events

Great Lakes issued the press release attached as Exhibit 99.1 in connection with the signing of the Agreements.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase Agreement between Weeks Marine, Inc. and Great Lakes Dredge and Dock Company, LLC dated April 13, 2007.

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated April 13, 2007 (this exhibit is furnished).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	April 16, 2007	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number          Exhibit

10.1	Purchase Agreement between Weeks Marine, Inc. and Great Lakes Dredge and Dock Company, LLC dated April 13, 2007

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated April 13, 2007 (this exhibit is furnished).